Exhibit 99.2

          I, James F. Verhey, Chief Financial Officer of Kaiser Ventures LLC, certify that:

          1.          The Form 10-K Report of Kaiser Ventures LLC for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.          The information contained in the Form 10-K Report of Kaiser Ventures LLC for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:	March 25, 2003	/s/ JAMES F. VERHEY

James F. Verhey, Executive Vice President Chief Financial Officer